                             EX-99.B9(b) Consent of
                        Blazzard, Grodd & Hasenauer, P.C.

Blazzard, Grodd & Hasenauer, P.C.

ATTORNEYS AT LAW                                     CONNECTICUT OFFICE:
                                              943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                            WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                   TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                              FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*                                 FLORIDA OFFICE:
LYNN KORMAN STONE*                                SUITE 213, OCEANWALK MALL
MAUREEN M. MURPHY*                                  101 NORTH OCEAN DRIVE
                                                   HOLLYWOOD, FLORIDA 33019
*   Admitted in Connecticut                        TELEPHONE (305) 920-6590
**  Admitted in Connecticut & Florida              FACSIMILE (305) 920-6902

April 25, 1997

Board of Directors
First Variable Life Insurance Company
10 Post Office Square, 12th Floor
Boston, MA  02109

Re:  Consent of Counsel
     First Variable Annuity Fund E

Dear Sir or Madam:

     We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement on Form N-4 (File No. 33-35749) for the individual flexible payment deferred variable annuity contracts ("Contracts") to be issued by First Variable Life Insurance Company and its separate account, First Variable Annuity Fund E.

                                        Sincerely,

                                        BLAZZARD, GRODD & HASENAUER, P.C.


                                        By: s/Raymond A. O'Hara III
                                            ------------------------------
                                            Raymond A. O'Hara III


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